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                                                                      Exhibit 21

                 Subsidiaries of The Pepsi Bottling Group, Inc.

                             As of December 30, 2000

Name of Subsidiary                                           Jurisdiction of Incorporation
------------------                                           -----------------------------
AJN Holdings, Inc.                                           Delaware

Alava Soft Drink Investments, S.L.                           Spain

Alistar Beverages Corporation                                Washington

Allied Acquisition Company of Delaware, Inc.                 Delaware

Arrobi, S.L.                                                 Spain

Atlantic Holding Company                                     California

Atlantic Soft Drink Company, Inc.                            South Carolina

Apodaka Inversiones, S.L.                                    Spain

Beverage Products Corporation                                Oklahoma

Bottling Group Holdings, Inc.                                Delaware

Bottling Group, LLC                                          Delaware

C & I Leasing, Inc.                                          Maryland

Catalana de Bebidas Carbonicas, S.A.                         Spain

Centran, Inc.                                                Pennsylvania

Centro-Mediterranea de Bebidas Carbonicas PepsiCo S.C.       Spain
m.p.a.

Centro-Levantina de Bebidas Carbonicas PepsiCo S.L..         Spain

Compania de Bebidas PepsiCo, S.A.                            Spain

CSD Sawgrass, Inc.                                           Florida

D.C. Beverages, Inc.                                         Delaware

Desormeau Vending Corp.                                      New York

Dornfell                                                     Ireland
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
General Cinema Beverages of North Florida, Inc.              Delaware

General Cinema Beverages of Virginia, Inc.                   Delaware

General Cinema Beverages of Washington, D.C., Inc.           Delaware

Gray Bern Holdings, Inc.                                     Delaware

Grayhawk Leasing, LLC                                        Delaware

Hillwood Bottling, LLC                                       Delaware

International Bottlers Employment Co. LLC                    Delaware

International Bottlers LLC                                   Delaware

International Bottlers Management Co. LLC                    Delaware

KAS, S.L.                                                    Spain

Neva Holdings, LLC                                           Delaware

New Bern Transport Corporation                               Delaware

Pepsi Bottling Group GmbH                                    Germany

Pepsi Bottling Group (St. Petersburg) LLC                    Delaware

PBG Canada Finance, LLC                                      Delaware

PBG Canada Finance II, LLC                                   Delaware

PBG Canada Global Holdings ULC                               Nova Scotia

PBG Canada Holdings, Inc.                                    Delaware

PBG Commerce, Inc.                                           Delaware

PBG Michigan, LLC                                            Delaware

PBG Spirituosen Holdings, LLC                                Delaware

PepsiCo IVI S.A.                                             Greece

PepsiCo Holdings 000                                         Russia

PepsiCo Ventas Andalucia, S.A.                               Spain

Pepsi-Cola Allied Bottlers, Inc.                             Delaware


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
Pepsi-Cola Bottling Beteiligungsges mbH                      Germany

Pepsi-Cola Bottling Finance B.V.                             Netherlands

Pepsi-Cola Bottling Global B.V.                              Netherlands

Pepsi-Cola Commodities, Inc.                                 Delaware

Pepsi-Cola de Espana, S.L.                                   Spain

Pepsi-Cola General Bottlers of Princeton, Inc.               West Virginia

Pepsi-Cola General Bottlers of Virginia, Inc.                Virginia

Pepsi-Cola Laurel Bottling Company                           Pennsylvania

Pepsi-Cola Soft Drink Factory of Sochi                       Russia

Pepsi International Bottlers LLC                             Delaware

Pepsi International Bottlers (Ekaterinburg) LLC              Russia

Pepsi International Bottlers (Samara) LLC                    Russia

Pet-Iberia, S.L.                                             Spain

Primrose, LLC                                                Delaware

Rice Bottling Enterprises, Inc.                              Tennessee

Seven-Up Espana S.A.                                         Spain

Spirituosen e Compania Comercio E Distribucas de Bebidas     Portugal

Spirituosen, S.A.                                            Spain

TGCC, Inc.                                                   Delaware

The Pepsi Bottling Group (Canada), Co.                       Canada

The Pepsi Bottling Group NRO Ltd.                            Canada

White Co., Inc.                                              Delaware


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